UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 12, 2006, the New York Stock Exchange (the “NYSE”) advised William Lyon Homes (the “Company”) that the NYSE intended to suspend trading in the Company’s common stock, and on June 13, 2006, the NYSE announced that suspension. The NYSE’s announcement confirmed that this action will not affect the trading of the 10¾% Senior Notes due April 1, 2013 or 7½% Senior Notes due February 15, 2014 issued by the Company’s subsidiary.

The NYSE indicated that it has information indicating that the amount of publicly held shares of the Company’s common stock available for trading is not sufficient for auction market trading. The NYSE further indicated that it intends to make application to the Securities and Exchange Commission to delist the common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated: June 14, 2006	By:	/s/ Michael D. Grubbs
Michael D. Grubbs
Senior Vice President, Chief Financial
Officer and Treasurer

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